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                                                                                                                       Exhibit (12)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                          Three
                                                         Months
                                                          Ended                           Years Ended December 31,
                                                                   ----------------------------------------------------------------
                                                       Mar. 31,
(In millions)                                              1999           1998         1997         1996         1995         1994
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

EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                     $      1,057          3,965        3,793        3,534        3,409        2,747
  Fixed charges, excluding capitalized
    interest                                                828          3,504        2,526        2,224        1,821        1,110
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        Earnings                               (A) $      1,885          7,469        6,319        5,758        5,230        3,857
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Interest, excluding interest on deposits           $        800          3,395        2,420        2,120        1,716        1,013
One-third of rents                                           28            109          106          104          105           97
Capitalized interest                                          -              -            -            5            4            1
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        Fixed charges                          (B) $        828          3,504        2,526        2,229        1,825        1,111
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                  (A)/(B)     2.28 X         2.13         2.50         2.58         2.87         3.47
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                     $      1,057          3,965        3,793        3,534        3,409        2,747
  Fixed charges, excluding capitalized
    interest                                              1,820          7,820        6,674        6,255        5,837        3,836
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        Earnings                               (C) $      2,877         11,785       10,467        9,789        9,246        6,583
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Interest, including interest on deposits           $      1,792          7,711        6,568        6,151        5,732        3,739
One-third of rents                                           28            109          106          104          105           97
Capitalized interest                                          -              -            -            5            4            1
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        Fixed charges                          (D) $      1,820          7,820        6,674        6,260        5,841        3,837
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                  (C)/(D)     1.58 X         1.51         1.57         1.56         1.58         1.72
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